Exhibit 99.1

Contacts:
Bruno Rangel	Jamie Fulmer
Grupo Salinas	Advance America
Tel. +52 (55) 1720-9167	Tel. +1 (864) 342-5633
jrangelk@gruposalinas.com.mx	jfulmer@advanceamerica.net

GRUPO ELEKTRA TO ACQUIRE ADVANCE AMERICA
FOR $10.50 PER SHARE

Acquisition brings unparalleled expansion opportunity

in broad and dynamic segments of the North American credit market

Mexico City, Mexico and Spartanburg, South Carolina, February 15 — Advance America, Cash Advance Centers, Inc. (NYSE:AEA) and Grupo Elektra, S.A.B. de C.V. (BMV: ELEKTRA) today announced that Advance America and subsidiaries of Grupo Elektra have entered into a definitive  agreement under which Grupo Elektra will acquire control of all of the outstanding shares of Advance America, a leading U.S. short-term lender, for $10.50 per share in cash, representing a 32.7% premium to the Company’s closing price of $7.91 on February 15, 2012 . The total transaction value is approximately $780 million, including the Company’s outstanding debt as of December 31, 2011.

The acquisition of Advance America represents Grupo Elektra’s first major investment in the U.S. financial services market. Advance America is the leading provider of non-bank cash advance services in the U.S., with approximately 2,600 centers in 29 states, the United Kingdom, and Canada. Grupo Elektra is Latin America’s leading specialty retailer and financial services company, offering world class brands, as well as banking services, credit and other financial products to underserved consumers in Mexico and in other Latin American countries, including Brazil, El Salvador, Guatemala, Honduras, Panama, and Peru. Based in Mexico City, Grupo Elektra is publicly traded on the Mexican stock exchange.

Ricardo Salinas, Chairman of Grupo Elektra, said: “We are eager to expand our services to the United States and to continue meeting the needs of the financially underserved. Advance America’s excellent customer satisfaction rates, strong track record of regulatory compliance and broad distribution network are incredibly valuable. Advance America serves its customers like a community bank, but has the footprint of a national financial institution. We want to preserve those productive qualities and help this solid enterprise grow.”

“Grupo Elektra is a world-renowned company, widely acknowledged for its innovation and leadership,” said Advance America’s Chairman, William M. Webster, IV. “We are confident that Grupo Elektra’s experience and resources in the banking and financial services sector, in particular, will enable us to broaden our customer base and further enhance our array of products and services.”

“Advance America will continue to focus on what has always been the core of our business — providing affordable, reliable and transparent financial options for hardworking families, and maintaining a commitment to quality customer service,” said Patrick O’Shaughnessy, Advance America’s President and Chief Executive Officer.

Advance America’s Board of Directors unanimously approved the transaction and recommends that its stockholders vote in favor of the transaction. Under the terms of the merger agreement, Advance America may solicit acquisition proposals from third parties for a period of 45 days and subject to the terms of the agreement, may, at any time, respond to an unsolicited proposal that its Board of Directors determines would be reasonably likely to result in a superior proposal. The Board of Directors of Advance America, with the assistance of its advisors, will actively solicit acquisition proposals during this 45-day period. There can be no assurance that this process will result in a superior proposal. If there is not a superior proposal, the transaction is expected to close during the first half of 2012.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals and approvals by Advance America stockholders. Advance America stockholders will continue to receive their regular quarterly dividends of $0.0625 per share, if and when declared by its Board of Directors, until the transaction closes. Grupo Elektra and its subsidiaries will finance the transaction with cash on hand together with borrowings.

It is expected that Mr. O’Shaughnessy and other key members of senior management will continue in their roles with the Company after the transaction is completed and that Advance America’s headquarters will remain in Spartanburg, South Carolina.

Stephens Inc. is serving as financial advisor to Grupo Elektra and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to Grupo Elektra. Wells Fargo Securities, LLC is serving as financial advisor to Advance America and rendered a fairness opinion regarding the transaction to Advance America’s Board of Directors.  K&L Gates LLP is serving as legal counsel to Advance America.

Inquiries — Grupo Elektra

Investor Relations

Bruno Rangel Grupo Salinas Tel. +52 (55) 1720 9167 jrangelk@gruposalinas.com.mx	Carlos Casillas Grupo Salinas Tel. +52 (55) 1720 0041 cjcasillas@gruposalinas.com.mx

Press Relations

Tristán Canales Grupo Salinas Tel. +52 (55) 1720-1441 tcanales@gruposalinas.com.mx	Daniel McCosh Grupo Salinas Tel. +52 (55) 1720-0059 dmccosh@gruposalinas.com.mx

Inquiries — Advance America, Cash Advance Centers, Inc.

Investor and Press Relations

Jamie Fulmer Advance America, Cash Advance Centers, Inc. Tel. (864) 342-5633 jfulmer@advanceamerica.net

About Grupo Elektra

Grupo Elektra (www.grupoelektra.com.mx) is Latin America’s leading specialty retailer and financial services company focused on the underserved market.  Grupo Elektra operates over 2,600 points of sale in Mexico, Brazil, Guatemala, Honduras, Peru, Panama, El Salvador and Argentina.  Grupo Elektra also sells and markets its consumer finance, banking and financial products and services through Banco Azteca branches located in Mexico, Brazil, Panama, Guatemala, Honduras, Peru and El Salvador.

Grupo Elektra is a Grupo Salinas company (www.gruposalinas.com), a group of dynamic, fast-growing, and technologically advanced companies focused on creating shareholder value, contributing to build the middle class of the countries in which they operate and improving society through excellence. Created by Mexican entrepreneur Ricardo B. Salinas (www.ricardosalinas.com), Grupo Salinas operates as a management development and decision forum for the top leaders of member companies. The companies include Azteca (www.irtvazteca.com), Azteca America (www.aztecaamerica.com), Grupo Elektra (www.grupoelektra.com.mx), Banco Azteca (www.bancoazteca.com.mx), Afore Azteca (www.aforeazteca.com.mx), Seguros Azteca (www.segurosazteca.com.mx) and Grupo Iusacell (www.iusacell.com.mx). Each of the Grupo Salinas companies operates independently, with its own management, board of directors and shareholders. Grupo Salinas has no equity holdings. However, the member companies share a common vision, values and strategies for achieving rapid growth, superior results and world-class performance.

About Advance America

Founded in 1997, Advance America is the leading provider of non-bank cash advance services in the United States, with approximately 2,600 centers in 29 states, the United Kingdom, and Canada. Advance America offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. Advance America is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit (www.advanceamerica.net) for more information.

Forward-Looking Statements

This document contains certain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding Advance America reflect Advance America’s current expectations, beliefs, or forecasts of future events. Forward-looking statements also include the plans, objectives, and expectations of Group Elektra and Advance America with respect to the transaction. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss future expectations, contain projections of future results of operations or financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the merger agreement; (ii) the inability to consummate the transaction due to the failure to obtain stockholder approval; (iii) risks related to disruption of management’s attention from Advance America’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the transaction on Advance America’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about Advance America and other risks related to Advance America are detailed in its Annual Report on Form 10-K for the year ended December 31, 2010 and in “Part II. Item 1A. Risk Factors” of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  Other risks that may affect Group Elektra and its subsidiaries are identified in documents which Grupo Elektra sends to applicable securities authorities.  Neither Grupo Elektra nor Advance America has any intention, and neither undertakes, to update any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise

Additional Information and Where to Find It

In connection with the proposed transaction, Advance America will prepare a proxy statement to be filed with the SEC.  ADVANCE AMERICA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ADVANCE AMERICA, THE PROPOSED TRANSACTION, AND RELATED MATTERS.  Stockholders will be able to obtain the proxy statement (when available) free of charge on the Company’s website at http://www.advanceamerica.net. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Participants in Solicitation

Advance America and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Advance America’s stockholders in connection with the transaction.  Information about Advance America’s directors and executive officers and their holdings of Advance America securities is set forth in the proxy statement for Advance America’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011.  Stockholders may obtain additional information regarding the interests of Advance America’s directors and officers by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.